Exhibit 10.7

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT is made and entered into as of the _30th___ day of September, 2008, by and among ATRION CORPORATION, a Delaware corporation, ATRION MEDICAL PRODUCTS, INC,. an Alabama corporation, HALKEY-ROBERTS CORPORATION, a Florida corporation, QUEST MEDICAL, INC.,  a Texas corporation, ALATENN PIPELINE COMPANY, LLC, an Alabama  limited liability company, and ATRION LEASING COMPANY, LLC, an Alabama limited liability company (each a “Borrower” and collectively, the “Borrowers”) WACHOVIA BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States (the  "Lender")

Recitals of Fact

Lender has heretofore established a Credit Facility for the Borrower’ benefit in the maximum principal sum of Twenty-Five Million Dollars ($25,000,000), which is evidenced and secured by the following:

•
Loan and Security Agreement dated November 12, 1999, as amended by Amendment to Loan and Security Agreement dated as of December 26, 2001, by Second Amendment to Loan and Security Agreement dated November 7, 2003, by Third Amendment to Loan and Security Agreement dated September 1, 2005, and by Fourth Amendment to Loan and Security Agreement dated as of July 1, 2008 (as amended, the “Loan Agreement”), and

•
Line of Credit Promissory Note dated November 12, 1999 in the original stated principal amount of $18,500,000 as amended by Note Extension Agreement dated August 31, 2001, by Second Amendment to Line of Credit Promissory Note dated December 26, 2001 (which such Second Amendment, among other things increased the principal balance of the Line of Credit Note to $25,000,000), by Third Amendment to Line of Credit Promissory Note dated November 7, 2003, by Fourth Amendment to Line of Credit Promissory Note dated September 1, 2005 and By Fifth Amendment to Line of Credit Promissory Note dated as of July 1, 2008 (as amended, the “Line of Credit Note”), evidencing the Line of Credit Loan portion of the Credit Facility.

One or more of the Borrowers maintain lockboxes, lockbox accounts and/or deposit accounts with the Lender and Borrowers and Lender wish to amend certain provisions of the Loan Agreement as hereinafter provided.

NOW, THEREFORE, for and in consideration of the premises, as set forth in the Recitals of Fact, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties as follows:

Agreements

Section 1.1 of the Loan Agreement is hereby modified by adding the following term:

"Deposit Accounts” means any and all demand, time, savings, passbook, lockbox or other deposit account maintained by any Borrower with the Lender.

Section 7.8 of the Loan Agreement is hereby deleted in its entirety and in lieu thereof the following is inserted:

7.8. Right of Set-Off.  (a)  Lender’s Rights. In addition to and without limitation of, any rights of the Lender under applicable law, if any Borrower become insolvent, however evidenced, or any Event of Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other indebtedness at any time held or owing by Lender to or for the credit or account of the Borrowers may be off-set and applied toward the payment of the Loan Obligations owing to Lender.

(b)  Borrowers’ Rights.  In addition to and without limitation of, any rights of any Borrower under applicable law, if  (i) Lender becomes insolvent, (ii) the Federal Deposit Insurance Corporation (“FDIC”) initiates receivership of the Lender, or (iii) any Borrower is unable to withdraw its funds from any Deposit Account and no Event of Default has occurred and is continuing, and if at such time there are any Loan Obligations owing to the Lender, then any and all such amounts in the Deposit Accounts and any and all deposits (including all account balances, whether provisional or final and whether or not collected or available, and whether or not covered by FDIC insurance) and any other indebtedness at any time held or owing by Lender to  or for the credit or account of the Borrowers or any of them, shall be offset and applied toward the payment of the Loan Obligations to the extent thereof, subject to applicable banking laws and regulations.

All terms and provisions of the Loan Agreement which are inconsistent with the provisions of this Amendment are hereby modified and amended to conform hereto; and, as so modified and amended; the Loan Agreement is hereby ratified, approved and confirmed.  Except as otherwise may be expressly provided herein, this Amendment shall become effective as of the date set forth in the initial paragraph hereof.

All references in all Loan Documents to the Loan Agreement shall, except as the context may otherwise require, be deemed to constitute references to the Loan Agreement as amended hereby.

If any provisions of this Amendment or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

This Agreement may be executed in multiple counterparts and using multiple signature pages and shall be binding and enforceable at such time each party has executed a counterpart of this Agreement.  The signature to any party to a counterpart of this Agreement shall bind such party to the same extent as if all parties executed a single original hereof.

IN WITNESS WHEREOF, Borrowers and Lender have caused this Amendment to be executed by their respective officers, duly authorized so to do, all on this the day and year first above written.

BORROWERS:

ATRION CORPORATION, a Delaware corporation

By: /s/ Jeffery Strickland
Title: Vice President & CFO

ATRION MEDICAL PRODUCTS, INC.,
an Alabama corporation

By: /s/ Jeffery Strickland
Title: Vice President

HALKEY-ROBERTS CORPORATION, an Florida corporation

By: /s/ Jeffery Strickland
Title: Vice President

QUEST MEDICAL, INC., a Texas corporation

By: /s/ Jeffery Strickland
Title: Vice President

ALATENN PIPELINE COMPANY, LLC, an Alabama limited liability company

By: /s/ Jeffery Strickland
Title: Vice President

ATRION LEASING COMPANY, LLC, an Alabama limited liability company

By: /s/ Jeffery Strickland
Title: Vice President

LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association

By: /s/Gideon Oosthuizen
Title:_SVP